Exhibit 5






















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Zions Bancorporation
November   , 1997
Page 1



                          Duane, Morris & Heckscher LLP
                         1667 K Street, N.W., Suite 700
                           Washington, D.C. 20006-1608
                                 (202) 776-7800



                                 December 8, 1997



Zions Bancorporation
Suite 1380
One South Main
Salt Lake City, Utah  84111

Gentlemen:

      We have acted as counsel to Zions Bancorporation ("Zions") in connection with the Agreement and Plan of Reorganization dated as of July 25, 1997 as amended on September 8, 1997, among Sky Valley Bank Corp. (the "Company"), The First National Bank in Alamosa (the "Bank"), Ralph H. Outcalt ("Outcalt"), Donald J. Wuckert ("Wuckert"), Zions, Val Cor Bancorporation, Inc. ("Val Cor"), and Valley National Bank of Cortez ("Valley"), a related Plan of Merger between the Company and Val Cor, and a related Plan of Merger between the Bank and Valley (collectively, the "Plan of Reorganization"), whereby the Company will be merged into Val Cor, with Val Cor being the surviving corporation (the "Holding Company Merger") and Valley will be merged into the Bank, with the Bank being the surviving entity (the "Bank Merger"; collectively the "Reorganization"). Upon consummation of the Reorganization, the holders of each outstanding share of Company Common Stock will receive, in exchange for each share of Company Common Stock, shares of Zions Common Stock, no par value ("Zions Common Stock"). Upon the effective date of the Reorganization, the shares of Company Common Stock will be canceled and immediately converted into the right for holders of Company Common Stock to receive, in exchange for each share of Company Common Stock, that number of shares of Zions Common Stock calculated by dividing the Merger Consideration of 572,836 shares of Zions Common Stock by the total number of shares of Company Common Stock issued and outstanding as of the Effective Date of the Reorganization.

      We are also acting as counsel to Zions in connection with the Registration Statement on Form S-4 (the "Registration Statement") to be filed by Zions with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended, the aggregate maximum of 572,836 shares of Zions Common Stock into which outstanding Company Common Stock will be converted upon effectiveness of the Reorganization. This opinion is being furnished for the purpose of being filed as an exhibit to the Registration Statement.

      In connection with this opinion, we have examined, among other things:

         (1)      an executed copy of the Plan of Reorganization;

         (2) a copy certified to our satisfaction of the Restated Articles of Incorporation of Zions as in effect on the date hereof;


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Zions Bancorporation
December 8, 1997
Page 2



         (3) copies certified to our satisfaction of resolutions adopted by the Board of Directors of Zions on June 20, 1997, including resolutions approving the Plan of Reorganization; and

         (4) such other documents, corporate proceedings, and statutes as we considered necessary to enable us to furnish this opinion.

         We have assumed for the purpose of this opinion that:

         (1) the Plan of Reorganization has been duly and validly authorized, executed, and delivered by the Company and the Bank and Outcalt and Wuckert and such authorization remains fully effective and has not been revised, superseded or rescinded as of the date of this opinion; and

         (2) the Reorganization will be consummated in accordance with the terms of the Plan of Reorganization.

         We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons, and the conformity to the originals of all documents submitted to us as copies. In making our examination of any documents, we have assumed that all parties other than Zions, Val Cor, and Valley, had the corporate power and authority to enter into and perform all obligations thereunder and, as to such parties, we have also assumed the execution and delivery of such documents and the validity and binding effect and enforceability thereof. We have also assumed that the Plan of Reorganization has not been otherwise amended by oral or written agreement or by conduct of the parties thereto. We have assumed that the certifications and representations dated earlier than the date hereof on which we have expressed reliance herein continue to remain accurate, insofar as material to our opinions, from such earlier date through the date hereof and that the Reorganization will be consummated in accordance with the Plan of Reorganization.

         Based upon the foregoing, we are of the opinion that the shares of Zions Common Stock into which the outstanding shares of Company Common Stock will be converted in the Reorganization will, when issued in accordance with the terms of the Plan of Reorganization, be duly authorized, validly issued, fully paid and nonassessable shares of Zions Common Stock.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Opinions" in Proxy Statement/Prospectus forming a part of the Registration Statement.

                                                Very truly yours,


                                                DUANE, MORRIS & HECKSCHER LLP

LSL/MSY/pmo